UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2018 (March 23, 2018)

Commission File Number: 001-37464

Cemtrex Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

30-0399914
(IRS Employer Identification No.)

19 Engineers Lane, Farmingdale, New York 11735
(Address of principal executive offices)

6317569116
(Registrant’s Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Cemtrex, Inc. (the “Company”) filed with the Securities and Exchange Commission on March 26, 2018 (the “Original Report”) related to the completion of the Company’s investment in Vicon Industries, Inc. (“Vicon”), a global producer of video management systems and system components for use in security, surveillance, safety and communication applications by a broad group of end users worldwide. Vicon’s product line consists of various elements of a video system, including DVR’s, NVR’s, video encoders, decoders, servers and related video management software, data storage units, analog, digital and HD megapixel fixed and robotic cameras, virtual and analog matrix video switchers and controls, and system peripherals.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. The audited financial statements for the periods ended September 30, 2017 and September 30, 2016 and the unaudited financial statements for the three months ended December 31, 2017 and December 31, 2016 are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b) Pro Forma Financial Information. The unaudited pro forma combined balance sheet as of December 31, 2017 and unaudited pro forma combined statements of operations for the twelve months ended September 30, 2017 and for the three months ended December 31, 2017, in each case giving effect to the acquisition of Vicon had occurred as of the beginning of the initial period presented, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Exhibit Title
23.1	Consent of BDO USA, LLP
99.1	Audited Financial Statements listed in Item 9.01(a).
99.2	Unaudited Pro Forma Financial Information listed in Item 9.01(b).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cemtrex Inc.
Date: June 6, 2018
	By:	/s/ Saagar Govil
	Name:	Saagar Govil
	Title:	CEO

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